SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14 INFORMATION

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                          CAREER EDUCATION CORPORATION.
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                (Name of Registrant as Specified in Its Charter)

                                 BOSTIC R STEVEN
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

Steve Bostic issued the following press release on May 17, 2006:

##

              STEVE BOSTIC SENDS CEASE AND DESIST LETTER TO CAREER
                              EDUCATION CORPORATION

SEA ISLAND, GA, May 17, 2006 -- Steve Bostic, the beneficial owner of approximately 1% of the outstanding stock of Career Education Corporation (CEC or NASDAQ: CECO), today announced that he has sent the following cease and desist letter to Career Education Corporation for disseminating false and misleading information to certain CEC stockholders:

May 17, 2006

Board of Directors
Career Education Corporation
2895 Greenspoint Parkway
Suite 600
Hoffman Estates, IL 60195

   Ladies and Gentleman:


   I write to insist that you immediately cease and desist from disseminating false and misleading information to the stockholders of Career Education Corporation ("CEC"), and take all necessary steps to update this false and misleading information.


   In particular, I have been advised by certain stockholders of CEC that CEC advised such stockholders that if James E. Copeland, Jr. and R. William Ide are elected to serve as directors of CEC, and I am not elected, Messrs. Copeland and Ide will not serve. This is categorically untrue. On February 16, 2006, I sent to you signed Consent of Nominee statements from Messrs. Copeland and Ide in which they each consented to serve as a director of CEC if elected. These consents were attached as Annex C to my letter nominating Messrs. Copeland and Ide for election to CEC's Board. Messrs. Copeland and Ide's consents are not, and have never been, conditioned on my election to CEC's Board. I attach these consents to this letter as Exhibit A.

You are not furthering the stockholder's interests by providing false and misleading information in advance of tomorrow's annual meeting. Providing false and misleading information hurts CEC and hurts the stockholders. Immediately cease and desist from further dissemination of false and misleading information and take all necessary steps to immediately update this false and misleading information.





Sincerely,


/s/ Steve Bostic
----------------
Steve Bostic

Exhibit A

                               CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Career Education Corporation (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by R. Steven Bostic and in other materials in connection with the solicitation of proxies by Mr. Bostic from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  February 15, 2006


/s/ James E. Copeland, Jr.
James E. Copeland, Jr.


                               CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Career Education Corporation (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by R. Steven Bostic and in other materials in connection with the solicitation of proxies by Mr. Bostic from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  February 15, 2006

/s/ R. William Ide
R. William Ide


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